EXHIBIT 21


                             LIST OF SUBSIDIARIES
                                      OF
                           PETER KIEWIT SONS', INC.
                              DECEMBER 28, 1996



Peter Kiewit Sons', Inc. (Delaware)
  Kiewit Construction Group Inc. (Delaware)
      Kiewit Construction Company (Delaware)
           Kiewit Industrial Co. (Delaware)
           Kiewit Pacific Co. (Delaware)
           Kiewit Mining Group Inc. (Delaware)
           Kiewit Western Co. (Delaware)
      Gilbert Southern Corp. (Delaware)
  Kiewit Diversified Group Inc. (Delaware)
      PKS Information Services, Inc. (Delaware)
           Kiewit Diversified Holdings Inc. (Delaware)
                Continental Holdings Inc. (Wyoming)
                     CCC Canada Holding, Inc. (Delaware)
                     Continental Kiewit Inc. (Delaware)
                Kiewit Energy Group Inc. (Delaware)
                     Kiewit Coal Properties Inc. (Delaware)
                          Black Butte Coal Company (50%) (joint venture) Decker Coal Company (50%) (joint venture)
                     Kiewit Energy Company (Delaware)
                          CalEnergy Company, Inc. (30%) (Delaware)
                          Kiewit Energy International (Bermuda) Ltd. (Bermuda) Kiewit Energy U.K. Inc. (Delaware)
                               CE Electric UK Holdings (30%) (U.K.)
                                    CE Electric UK plc (U.K.)
                                         Northern Electric plc (51%) (U.K.)
                Peter Kiewit Sons' Co. (Nebraska)
                Kiewit Telecom Holdings Inc. (90%) (Delaware)
                     C-TEC Corporation (50%) (Pennsylvania)
                          Commonwealth Telephone Company (Pennsylvania)
                          C-TEC Cable Systems, Inc. (Delaware)


The subsidiaries listed above include "significant" subsidiaries as defined in Rule 1-02(w) of Regulation S-X, and certain other subsidiaries.